Exhibit 99.1

BlackRidge Technology Appoints Brent Bunger to its Board of Directors

20-Year Commercial Software Industry Veteran Appointed Director of BlackRidge Technology

RENO, NV – May 21, 2018 – BlackRidge Technology International, Inc. (OTCQB:  BRTI), a leading provider of next generation cyber defense solutions, has appointed Brent Bunger, executive vice president of Ilan Investments, to its board of directors. Mr. Bunger's appointment increases the total number of board members to 7, with 5 independent members.

Mr. Bunger brings to BlackRidge Technology more than 20 years of commercial software experience as an executive of international commercial, multi-family and residential real estate businesses. He is currently executive vice president of Ilan Investments, an investment firm based in Houston, where he is responsible for the company's strategic direction of property and asset management, and structuring, underwriting, pricing, securitizing and syndicating commercial real estate loans and equity transactions including acquisitions and development of software company Cybersoft, Inc.

"We are pleased to have Brent join our board and look forward to his contributions during a transformative time for BlackRidge Technology," said Bob Graham, CEO of BlackRidge Technology. "Brent is a leader and understands our business, and the markets our disruptive solution addresses.  His experience as an entrepreneur and a veteran of the capital markets will further strengthen our board's breadth of talent."

"Today's businesses and government agencies are under relentless cyber-attacks, and legacy architectures need a resilient approach to cyber defense that BlackRidge Technology provides," said Mr. Bunger. "BlackRidge's First Packet Authentication stops attacks at the earliest possible time and provides identity in the network connection. BlackRidge's technology is a key differentiator versus alternative cyber security products. In conjunction with Ilan's recent strategic investment in BlackRidge Technology, I am excited to leverage my expertise and join BlackRidge's board of directors," concluded Bunger.

Brent Bunger has served as Executive Vice President since 2009 at Ilan Investments. Brent was instrumental in the launch of Adara Communities and its vision to become the leader in the multi-family industry. Brent previously served as the Vice President of Business Development with Adara Communities among various other roles with its predecessor. Prior to joining Adara Communities, Mr. Bunger worked for CharterMac Mortgage Capital (Hunt Mortgage Group) in their CMBS and Agency multi-family loan underwriting division. Other previous employment positions focused on operations analysis and acquisition underwriting.  Brent graduated with honors from Texas A&M University CC with a BBA in Finance with a minor in Real Estate. He has held a real estate brokerage license in the State of Texas and has been an active Certified Commercial Investment Member (CCIM) since 2007.

About BlackRidge Technology
BlackRidge Technology provides an adaptive cyber defense solution that enables our customers and partners to deliver more secure and resilient business services in today's rapidly evolving technology and cyber threat environments. The BlackRidge Adaptive Trust solution provides end-to-end security that proactively isolates cloud services, protects servers and segments networks. Our patented First Packet Authentication™ technology authenticates user and device identity and enforces security policy on the first packet of network sessions. This new level of real-time protection blocks or redirects unidentified and unauthorized traffic to stop attacks and unauthorized access. BlackRidge was founded in 2010 to commercialize its military grade and patented network security technology. For more information, visit www.blackridge.us.

Forward-Looking Statements
Statements made in this release include forward-looking statements within the meaning of federal securities laws. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Reports on Form 10-K, as may be supplemented or amended by our Quarterly Report on Form 10-Q and other public filings with the Securities and Exchange Commission (the "SEC"), which can be found on the SEC's website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Media Contact:
Sahl Communications
Kim Plyler
+1-484-554-5582
kim@sahlcomm.com

Investor Relations Contact:
MZ North America
Chris Tyson
+1-949-491-8235
BRTI@mzgroup.us